Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Development Fund (the "Fund") was held on October 27, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1.    To elect Trustees.

                                                Number of Votes:
                                                ----------------

                 Trustee                 For                      Withheld
                 -------                 ---                      --------

    Paul Bancroft III                 10,805,186                  399,599

    Sheryle J. Bolton                 10,807,981                  396,804

    William T. Burgin                 10,810,240                  394,545

    Thomas J. Devine                  10,804,484                  400,301

    Keith R. Fox                      10,810,952                  393,833

    William H. Luers                  10,803,961                  400,824

    Wilson Nolen                      10,804,678                  400,107

    Daniel Pierce                     10,810,516                  394,269

    Kathryn L. Quirk                  10,791,800                  412,985


2. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

         For             Against         Abstain         Broker Non-Votes*
         ---             -------         -------         -----------------

      10,587,382         367,680         249,723              650,439

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)

                                Number of Votes:
                                ----------------

         For             Against         Abstain         Broker Non-Votes*
         ---             -------         -------         -----------------

      11,099,268         793,451         451,902              468,781

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For             Against         Abstain         Broker Non-Votes*
         ---             -------         -------         -----------------

      11,193,851         708,915         441,855              468,781

5. To approve the revision of certain fundamental investment policies.


                                                                             Number of Votes:
                                                                             ----------------

                                                                                                             Broker
                  Fundamental Policies                    For            Against           Abstain         Non-Votes*
                  --------------------                    ---            -------           -------         ----------

             5.1  Diversification                      9,561,608         571,330           421,408          650,439

             5.2  Borrowing                            9,519,183         615,109           420,054          650,439

             5.3  Senior securities                    9,561,165         573,661           419,520          650,439

             5.4  Concentration                        9,557,278         579,012           418,056          650,439

             5.5  Underwriting of securities           9,567,950         568,579           417,817          650,439

             5.6  Investment in real estate            9,562,068         521,790           470,488          650,439

             5.7  Purchase of physical                 9,555,853         524,815           473,678          650,439
                  commodities

             5.8  Lending                              9,554,848         523,040           476,458          650,439

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

          For                      Against                    Abstain
          ---                      -------                    -------

       10,751,818                  171,329                    281,638

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.